UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THE LATIN AMERICAN DISCOVERY FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT NOTICE
THE LATIN AMERICAN DISCOVERY FUND, INC.

July 14, 2016

Dear Stockholder:

The information in this letter amends the Notice of Annual Meeting of Stockholders and Joint Proxy Statement and any other information about the Meeting previously delivered to you.

The election of Directors (Proposal No. 1) as described in the Notice of Annual Meeting of Stockholders and Joint Proxy Statement previously mailed to you has been amended as follows:

Messrs. Bowman, Higgins and Johnson have resigned, effective July 26, 2016, as Class III Directors of the Fund as the Fund does not expect that they will receive the required vote to be re-elected by stockholders of the Fund. In addition, Messrs. Nugent and Reid have resigned as Class I Directors of the Fund, effective July 26, 2016, in order to realign the class structure of the Fund, and have been appointed by the Board as Class III Directors of the Fund, effective July 27, 2016.

Accordingly, at the adjourned Meeting, Stockholders will be asked to consider the election of the nominees named below as Directors to hold office for a term stated below and until their successors are duly elected and qualified. It is the intention of the persons named in the proxy card previously mailed to you to vote, on behalf of the Stockholders, for the election of:

(i)   Jakki L. Haussler as a Class II Director for a term expiring in 2018.

Pursuant to the Fund’s By-Laws, the terms of office of the Directors are staggered. The Board of Directors of the Fund is divided into three classes, designated Class I, Class II and Class III, with each class having a term of three years. Each year the term of one class expires. The Board has decreased the size of Class I and Class III to two Directors each, effective July 27, 2016 after the Meeting concludes. The Directors of the Fund and their designated Class are shown below.

	Class I	Class II	Class III
LDF(1)	Kathleen A. Dennis Joseph J. Kearns Michael E. Nugent(2) Fergus Reid(2)	Nancy C. Everett Jakki L. Haussler W. Allen Reed

(1)  Only Jakki L. Haussler, currently in Class II, is being considered for election at the adjourned Meeting with respect to the Fund.

(2)  Messrs. Nugent and Reid have resigned as Class I Directors of the Fund, effective July 26, 2016, and have been appointed by the Board as Class III Directors of the Fund, effective July 27, 2016.

- IF YOU HAVE NOT PREVIOUSLY VOTED YOUR SHARES, please cast your vote on the proxy card previously mailed to you and return in the envelope that was provided. You may also cast your vote by telephone or internet using the instructions provided on the proxy card previously mailed to you. The Board of Directors of the Fund recommends a vote “FOR” the election of the nominees as Directors of the Fund for the reasons discussed in the Proxy Statement.

PLEASE REMEMBER TO VOTE YOUR SHARES AS SOON AS POSSIBLE.

- IF YOU HAVE PREVIOUSLY VOTED YOUR SHARES AND DO NOT WISH TO CHANGE YOUR VOTE, NO ACTION IS NECESSARY. Unless we receive instructions from you to the contrary, we will vote your shares according to your instructions on any previously submitted proxy card or pursuant to any instructions previously submitted by telephone or through the internet.

- IF YOU HAVE PREVIOUSLY VOTED YOUR SHARES AND WISH TO CHANGE YOUR VOTE, you may do so by following the directions on the proxy card previously mailed to you or by casting your vote by telephone or internet using the instructions provided on the proxy card previously mailed to you.

To the extent the information in the Notice of Annual Meeting of Stockholders and Joint Proxy Statement has not been amended by this letter, such information remains applicable to this solicitation of proxies and the Meeting of Stockholders. If you would like another copy of the Proxy Statement, please contact the Fund c/o Computershare, P.O. Box 30170, College Station, TX 77842-3170 or by phone at (800) 231-2608 (toll free).

We appreciate your careful and prompt consideration of this matter.

Sincerely,

The Latin American Discovery Fund, Inc.